Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200 • Fax: (239) 277-5237
For Immediate Release

Executive Contacts:
Charles J. Kleman Executive Vice President Chief Financial Officer Chico’s FAS, Inc. (239) 274-4105	F. Michael Smith Vice President Investor and Community Relations Chico’s FAS, Inc. (239) 274-4797
Donna Noce Colaco to Join Chico’s FAS, Inc. as Brand President — White House | Black Market
     Fort Myers, FL - August 8, 2007 - Chico’s FAS, Inc. (NYSE: CHS) today announced that it has appointed Donna Noce Colaco as its new Brand President — White House | Black Market, succeeding Patricia Darrow-Smith. Ms. Colaco will be reporting directly to Scott A. Edmonds, President and CEO.
     Ms. Colaco has over 25 years of experience in women’s specialty apparel. Ms. Colaco worked for Ann Taylor Corporation for more than 10 years in numerous capacities including, most recently, serving as President of Ann Taylor LOFT. Prior to Ann Taylor, Ms. Colaco worked for the Lerner New York Division of Limited, Inc. and Petrie Stores Corporation.
     Scott A. Edmonds, President and CEO, commented, “I would like to thank Patricia Darrow-Smith for her outstanding service to Chico’s and White House | Black Market. Patricia was one of the founders of White House | Black Market in 1985 and joined our Company in September 2003 when we acquired the White House | Black Market brand. Under Patricia’s leadership since joining the Company, White House | Black Market has increased its sales dramatically; growing the brand in only four years from less than $100 million in sales in 2003 to nearly $500 million in sales anticipated this year. Her entrepreneurial spirit, passion for the White House | Black Market brand, and dedication to her associates have been key factors in driving this impressive growth. We wish Patricia the best in her future endeavors.”
     Mr. Edmonds continued, “We are delighted to welcome Donna to the Chico’s and White House | Black Market family. Donna is an inspiring leader and strong executive with a proven track record of growing an existing women’s specialty apparel business. We expect that Donna’s creative insight and strategic vision will be important in helping us to develop the brand’s merchandise as we continue to grow the White House | Black Market business.”
     The Company is a specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 958 women’s specialty stores, including stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma Intimates names. The Company has 570 Chico’s front-line stores, 35 Chico’s outlet stores, 272 White House | Black Market front-line stores, 17 White House | Black Market outlet stores, 63 Soma Intimates front-line stores and 1 Soma Intimates outlet store.

     Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section under Our Company
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section under Our Company

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